Exhibit 99.4

[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

The Board of Directors

RF Micro Devices, Inc.

7628 Thorndike Road

Greensboro, North Carolina 27409

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated February 22, 2014, to the Board of Directors of RF Micro Devices, Inc. (“RFMD”) as Annex C to, and reference thereto under the headings “SUMMARY — Opinion of Financial Advisor to RFMD” and “THE MERGERS — Opinion of Financial Advisor to RFMD” in, the joint proxy statement/prospectus relating to the proposed transaction involving RFMD and TriQuint Semiconductor, Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Rocky Holding, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

April 10, 2014